Exhibit 23.1

MADSEN & ASSOCIATES, CPA's INC.	684 East Vine St, #3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 26, 2006, accompanying the audited financial statements of Asianada, Inc. at June 26, 2006 and the related statements of operations, stockholders' equity and cash flows for the period February 17, 2006 to June 30, 2006 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.

August 16, 2006	MADSEN & ASSOCIATES, CPA's INC.
s/ Madsen & Associates, Cpa's Inc.